Exhibit 10.37


         SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT


     THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT ("SECOND AMENDMENT") is made as of June 17, 2002 ("EXECUTION DATE"), by and between COBANK, ACB ("COBANK") as the Administrative, Documentation and Collateral Agent for the benefit of the present and future Syndication Parties (in its capacity as Administrative Agent and Collateral Agent, the "ADMINISTRATIVE AGENT"), Lead Arranger and Book Manager, and as a Syndication Party, FARM CREDIT SERVICES OF AMERICA, FLCA, as Co-Arranger and as a Syndication Party, the Syndication Parties whose signatures appear below, and PILGRIM'S PRIDE CORPORATION, a Delaware corporation, whose address is 110 South Texas Street, Pittsburg, Texas 75686, ("BORROWER").

                              R E C I T A L S

     A. CoBank, in its capacity as Administrative and Documentation Agent for the benefit of the present and future Syndication Parties, Lead Arranger and Book Manager, and as a Syndication Party, Farm Credit Services of America, FLCA as Co-Arranger and as a Syndication Party and certain other Syndication Parties, and Borrower, entered into that certain Amended and Restated Credit Agreement dated as of November 16, 2000, and that certain First Amendment to Amended and Restated Credit Agreement dated as of December 14, 2001 ("FIRST AMENDMENT") (as amended by the First Amendment and as amended, modified, supplemented, restated or replaced from time to time in the future, the "CREDIT AGREEMENT") pursuant to which the Syndication Parties agreed to make to Borrower (a) a 7 Year Loan in the amount of $115,000,000 and (b) a 10 Year Loan in the amount of $285,000,000 upon the terms and conditions set forth in the Credit Agreement.

     B. Borrower now desires to amend the Credit Agreement, which the Syndication Parties are willing to do under the terms and conditions as set forth in this Second Amendment.

                            A G R E E M E N T S

     Now, therefore, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Administrative Agent and the Syndication Parties hereby agree as follows:

      1. AMENDMENT TO CREDIT AGREEMENT. The Credit Agreement is hereby amended as of the Effective Date as follows:

          1.1 "WLR Turkey Assets" is deleted from the list of definitions following Section 1.115, and a new Section 1.116 is added reading as follows:

          1.116 WLR TURKEY ASSETS: means all of Borrower's and its Subsidiaries' assets relating to or used in connection with its turkey line of business including, without limitation, all inventory and receivables and all real property interest, furniture, fixtures and equipment located at, or used in connection with, the turkey hatching, raising, slaughtering, processing, packaging, and shipping operations and facilities identified on Part B of EXHIBIT 7.3 hereto.

          1.2  Section 1.15 is amended in its entirety to read as follows:

          1.15  AVAILABLE AMOUNT: the lesser of (a) $400,000,000.00 and
     (b) seventy-five percent (75%) of the Appraised Value (as shown on the latest Available Amount Report pursuant to the latest Appraisal as provided pursuant to the 1999 Credit Agreement or this Credit Agreement, whichever is later) of the Collateral in which the Syndication Parties have a perfected first priority lien (without considering the lien which secures, but after deducting from the Appraised Value the amount owing under, any Pari Passu Loan).

          1.3  Section 5.4 is amended in its entirety to read as follows:

          5.4 MANDATORY PREPAYMENTS: Borrower shall be required to make prepayments ("MANDATORY PREPAYMENTS") in each of the following events
     (a) in the event any of the Collateral (including, after the Merger Consummation Date, whether or not the Administrative Agent has, for the benefit of the Syndication Parties, been granted a lien thereon, the Acquisition Stock, the Wampler Securities Collateral, and the WLR Chicken Assets) is the subject of a Casualty Event, a Mandatory Prepayment equal to the amount of the Casualty Proceeds received by Borrower, Survivor, or Subsidiary Merger Survivor on account thereof (provided that no such Mandatory Prepayment shall be required to the extent that Borrower, Survivor, or Subsidiary Merger Survivor, as applicable, use such Casualty Proceeds for repair or replacement for any Casualty Event if the amount of Casualty Proceeds does not exceed $25,000,000.00, or such higher amount as may be approved by the Required Lenders at their discretion, and so long as (i) a contract for such repair or replacement is entered into within 180 days of such Casualty Event for such repairs and/or the acquisition of such replacements, (ii) such repair or replacement is effected within 360 days of such Casualty Event, and (iii) any such replacements are covered by the lien in favor of the Administrative Agent on the Collateral); (b) upon the issuance of any equity securities in a capital raising transaction resulting in net proceeds to Borrower of an amount in excess of $10,000,000.00, a Mandatory Prepayment equal to fifty percent (50%) of net proceeds of such offering of equity securities to the extent they are not used, under the conditions set forth below, for acquisitions and/or capital investment within 360 days of receipt; (c) upon sale or other disposition of any non-current assets (except for sales in the ordinary course of business) (i) which are not a part of the Collateral (other than the WLR Turkey Assets), a Mandatory Prepayment equal to one hundred percent (100%) of the net proceeds in excess of $5,000,000 received by Borrower, Survivor, or Subsidiary Merger Survivor to the extent that they are not used, under the conditions set forth below, for acquisitions and/or capital investment within 360 days of receipt by Borrower, Survivor, or Subsidiary Merger Survivor, as applicable, or (ii) which are a part of the Collateral (including, after the Merger Consummation Date, whether or not the Administrative Agent has, for the benefit of the Syndication Parties, been granted a lien thereon, the Acquisition Stock, the Wampler Securities Collateral, and the WLR Chicken Assets), a Mandatory Prepayment equal to one hundred percent (100%) of the net proceeds in excess of $5,000,000 received by Borrower, Survivor, or Subsidiary Merger Survivor to the extent that they are not used, under the conditions set forth below, for acquisitions and/or capital investment within 360 days of receipt by Borrower, Survivor, or Subsidiary Merger Survivor, as applicable, which are covered by a lien in favor of the Administrative Agent; and (d) at any time that the aggregate outstanding principal balance owing (i) under the 7 Year Revolving Loan and the 10 Year Revolving Loan (including the Converted Loans) exceeds the Available Amount or (ii) under either the 7 Year Revolving Loan or the 10 Year Revolving Loan (including the 7 Year Converted Loans or the 10 Year Converted Loans, as applicable) exceeds the Aggregate 7 Year Commitment or the Aggregate 10 Year Commitment, respectively, as either of them may be reduced from time to time, a Mandatory Prepayment equal to the amount of such excess. In each case of proceeds from any offering of equity securities and from any sale or other disposition of assets other than the WLR Turkey Assets, to avoid Mandatory Prepayment based thereon, Borrower, Survivor, or Subsidiary Merger Survivor, as applicable, must, within 180 days of receipt of such proceeds, have used such proceeds for acquisitions and/or capital investments or executed a binding definitive contract for such acquisitions and/or capital investments. Mandatory Prepayments made (x) pursuant to clause (d) of this Section and applied to Converted Loans or (z) pursuant to clauses (a), (b), and
     (c) of this Section, will, in either case, result in a permanent reduction of the Aggregate 7 Year Commitment and the Aggregate 10 Year Commitment to the extent of the Mandatory Payments applied to each such Facility. Mandatory Prepayments under clauses (a), (b), or
     (c) shall be due no later than 10 Banking Days after the expiration of the applicable acquisition or capital investment period set forth above, and Mandatory Prepayments under (d) shall be due the next Banking Day following such occurrence. In determining the amount of Mandatory Prepayment required under clauses (a) or (c)(ii), Borrower shall be permitted to make any prepayment required on account of such Casualty Event or sale under any Pari Passu Loan (in a maximum amount no greater than the pro rata portion based on total outstanding principal balances of such loan and the Facilities), and in determining the amount of Mandatory Prepayment required under clauses
     (b) and (c)(i), Borrower shall, without duplication regarding payments made on account of any Pari Passu Loan, be permitted to make any prepayment required on account of such sale under any secured or unsecured credit facility which is not expressly subordinate to the Facilities in a maximum amount, with respect only to such unsecured facilities, of no greater than the pro rata portion based on the total outstanding principal balances owing under such unsecured facility to the sum of the total outstanding principal balances owing under all such unsecured facilities and under the Facilities.

          1.4  Section 7.1 is amended in its entirety to read as follows:

          7.1 BORROWER'S COLLATERAL: As security for the payment and performance of all obligations of Borrower to the Administrative Agent, to FCSA (with respect to the obligations of Borrower under Article 6 hereof), and to all present and future Syndication Parties, including but not limited to principal and interest under the Notes, purchases of Bank Equity Interests, fees, Funding Losses, reimbursements, and all other Bank Debt or obligations under any of the Loan Documents, Borrower shall grant to, and maintain for, the Administrative Agent, for the benefit of FCSA (to the extent of Borrower's obligations with respect to Bank Equity Interests), and for the benefit of all present and future Syndication Parties, a first lien and security interest, pursuant to the Security Documents, subject only to (i) purchase money security interests which would qualify as Permitted Encumbrances, and (ii) Permitted Encumbrances described in Section 11.3(a) hereof, in the following ("BORROWER COLLATERAL") in accordance with the timing set forth in Section 10.3 hereof: (a) all of Borrower's real property interest, furniture, fixtures and equipment located at, or used in connection with, the poultry hatching, raising, slaughtering, processing, packaging, and shipping operations and facilities identified on EXHIBIT 7.1 hereto;
     (b) all of Borrower's issued and outstanding common and preferred stock in (i) Acquisition Corp ("ACQUISITION STOCK"), and (ii) following the consummation of the Merger, in Survivor, and (iii) following the consummation of the Subsidiary Merger, in Subsidiary Merger Survivor (the stock referred to in clauses (ii) and/or (iii) the "SURVIVOR STOCK"); and (c) all proceeds with respect to the assets described in clauses (a) and (b) above and all insurance policies in connection with the assets described in clauses (a), (b) and
     (c) hereof and the proceeds thereof, in each case whether now owned or hereafter acquired; provided that only FCSA shall have a lien on the Bank Equity Interests and none of the Syndication Parties shall have a lien thereon. Borrower shall execute and deliver to the Administrative Agent, for the benefit of the Syndication Parties, the Security Documents to evidence the security interest of the Administrative Agent, for the benefit of the Syndication Parties, in the Borrower Collateral, together with such financing statements or other documents as the Administrative Agent shall reasonably request. Borrower shall also execute such further security agreements, mortgages, deeds of trust, financing statements, assignments or other documents as the Administrative Agent shall reasonably request from time to time, in form and substance as the Administrative Agent shall specify, to establish, confirm, perfect or provide notice of the Administrative Agent's security interest (for the benefit of the Administrative Agent and all Syndication Parties) in the Borrower Collateral.

          1.5  Section 7.3 is amended in its entirety to read as follows:

          7.3 GUARANTOR'S COLLATERAL: As security for the payment and performance of all obligations of Acquisition Corp. to the Administrative Agent and to all present and future Syndication Parties under the Acquisition Guaranty, Survivor and the Subsidiary Merger Survivor, as applicable, shall grant to, and maintain for, the Administrative Agent, for the benefit of all present and future Syndication Parties, a first lien and security interest, pursuant to the Security Documents in the following ("WAMPLER COLLATERAL") in accordance with the timing set forth in Section 10.3 hereof: (a) all of Survivor's stock in Wampler, and all rights, including the rights to distributions, thereunder ("WAMPLER SECURITIES COLLATERAL"); (b) all of Survivor's and Subsidiary Merger Survivor's real property interest, furniture, fixtures and equipment located at, or used in connection with, the poultry hatching, raising, slaughtering, processing, packaging, and shipping operations and facilities identified on Part A of EXHIBIT 7.3 hereto ("WLR CHICKEN ASSETS"); and
     (c) all proceeds with respect to the assets described in clauses
     (a) and (b) above and all insurance policies in connection with the assets described in clauses (a), (b), and (c) hereof and the proceeds thereof, in each case whether now owned or hereafter acquired. Survivor and Subsidiary Merger Survivor, as applicable shall execute and deliver to the Administrative Agent, for the benefit of the Syndication Parties, the Wampler Security Documents to evidence the security interest of the Administrative Agent, for the benefit of the Syndication Parties, in the Wampler Collateral, together with such financing statements or other documents as the Administrative Agent shall reasonably request. Survivor and Subsidiary Merger Survivor, as applicable, shall also execute such further security agreements, mortgages, deeds of trust, financing statements, assignments or other documents as the Administrative Agent shall reasonably request from time to time, in form and substance as the Administrative Agent shall specify, to establish, confirm, perfect or provide notice of the Administrative Agent's security interest (for the benefit of the Administrative Agent and all Syndication Parties) in the Wampler Collateral.

          1.6 Subsection 10.2.11 is amended in its entirety to read as follows:

          10.2.11 AVAILABLE AMOUNT REPORTS: If any Advance is made during any Fiscal Quarter, then, no later than forty-five (45) days after the end of such Fiscal Quarter, unless the outstanding principal balance owing under the Facilities on any Advance Date (including the Advance requested for such date in a Borrowing Notice) exceeds ninety percent (90%) of the Aggregate Commitment, in which case an Available Amount Report effective as of the date of such Borrowing Notice must accompany the Borrowing Notice (the appropriate date in either case being the "AVAILABLE AMOUNT REPORT DEADLINE"), a report in the form of
     EXHIBIT 10.2.11 attached hereto ("AVAILABLE AMOUNT REPORT") effective as of the last day of such Fiscal Quarter or the date of such Borrowing Notice, as applicable. Any time that, in connection with a Pari Passu Loan, Borrower requests the Administrative Agent to execute an Intercreditor Agreement, Borrower shall provide to the Administrative Agent an endorsement to the Title Policy increasing the amount of insurance provided thereby (or a new Title Policy in the full amount, including any such increase) if the following two conditions have occurred: (a) the maximum amount available under such Pari Passu Loan, together with the maximum amounts available under all Pari Passu Loans entered into since the most recent increase in the amount of the Title Policy, is equal to or greater than $25,000,000.00, and (b) Borrower has since the most recent increase in the amount of the Title Policy, provided to the Administrative Agent one or more Available Amount Reports which, in the aggregate, reflect an increase in the Appraised Value of the real estate (including any structures or other improvements thereon, other than equipment) included in the Collateral in an amount equal to or greater than $25,000,000.00; provided that Borrower shall not be required to provide such endorsement or new Title Policy on account of Available Amount Reports which increase the Available Amount based solely on the WLR Chicken Assets so long as (i) no part of the WLR Chicken Assets are used in calculating whether a Pari Passu Loan is permitted under this Subsection and (ii) none of the WLR Chicken Assets are used as security for any such Pari Passu Loan. In the event an increase in the amount of insurance available under the Title Policy is required pursuant to the preceding sentence, the amount of such increase shall be the amount of the aggregate increase in Appraised Value determined as provided in clause (b) thereof; provided that in no event shall Borrower be required to increase the amount of insurance provided under the Title Policy to the extent it would result in the amount thereof being an amount in excess of (x) during the Availability Period, the Aggregate Commitment, or (y) at any time after the end of the Availability Period, the amount of Bank Debt owing. In the event the parcel or parcels of real estate with respect to which there has been an increase in Appraised Value are insured by separate Title Policies, the increase in insured amount required above need only be provided with respect to those Title Policies.

          1.7 Subsection 10.2.12 is amended in its entirety to read as follows:

          10.2.12 APPRAISALS: Borrower shall provide the Administrative Agent with Appraisals covering all interests required to be included within the Collateral: (a) on December 14, 2002 and on each two year anniversary thereof, provided that if the Leverage Ratio for the Fiscal Quarter immediately preceding (or ending on) such date is less than fifty percent (50%), this requirement will be deferred on a Fiscal Quarter basis so long as such ratio is maintained, provided further that, unless otherwise agreed by the Required Lenders, any such deferrals shall be for no more than 24 months, so that in any event an Appraisal will be required no later than four years after the date the last previous Appraisal was required; and (b) as may be required in connection with Pari Passu Loans as provided herein.

          1.8  Section 10.3 is amended in its entirety to read as follows:

          10.3 GRANT OF LIENS ON WLR RELATED ASSETS: Borrower shall cause Acquisition Corp. and/or Survivor, and/or Subsidiary Merger Survivor to, grant to the Administrative Agent, for the benefit of the Syndication Parties, a first priority lien on the Wampler Securities Collateral and the WLR Chicken Assets, and with respect to such assets take the actions in accordance with the following time table:

          1.9 Clause (e) of Subsection 10.3.3 is amended in its entirety to read as follows:

          (e) The Administrative Agent shall have received in form and substance satisfactory to the Administrative Agent: (i) documents, certified to be true and correct by the Secretary or Assistant Secretary of Borrower, evidencing all corporate action taken by Survivor and Subsidiary Merger Survivor to authorize (including the specific names and titles of the persons authorized to so act the execution, delivery and performance of the Wampler Security Documents to which it is a party and which relate to WLR Chicken Assets, and a certificate of the Secretary or Assistant Secretary of Borrower, dated the Closing Date, certifying the names and true signatures of the Authorized Officers; (ii) documents, certified to be true and correct by the Secretary or Assistant Secretary of Survivor and Subsidiary Merger Survivor, evidencing all corporate action taken by such Person to authorize (including the specific names and titles of the persons authorized to so act) the execution, delivery and performance of such Wampler Security Documents, and (iii) evidence satisfactory to it that all consents and approvals of governmental authorities and third parties which are with respect to Survivor and/or Subsidiary Merger Survivor necessary for, or required as a condition of the validity and enforceability of such Wampler Security Documents to which it is a party.

          1.10 Subsection 10.3.4 is deleted in its entirety.

          1.11 Section 10.15 is amended in its entirety to read as follows:

          1.12 10.15 APPRAISED PROPERTY: No Available Amount Report will be based in any part on the Appraised Value of any real property, or improvements, fixtures, machinery or equipment located on any real property, not, in either case, described in the deeds of trust executed, on or prior to the date of such Available Amount Report, by Borrower in connection with this Credit Agreement.

          1.13 Clause (f) of Section 11.1 is amended in its entirety to read as follows:

          (f) secured Debt (other than Bank Debt and the Pari Passu
     Loans) in an aggregate amount at any time outstanding of up to the sum of (i) eighty-five percent (85%) of the book value of the outstanding accounts receivable of Borrower and its Subsidiaries (as such account receivable would be shown on a consolidated balance sheet of Borrower and its Subsidiaries prepared in accordance with GAAP), less allowance for doubtful accounts, PLUS (ii) seventy-five percent (75%) of the higher of book value or fair market value, determined in accordance with GAAP, of the assets of Borrower and its Subsidiaries, but excluding from such calculation under this clause (ii), the assets covered by clause (i), the Collateral (including, after the Merger Consummation Date, whether or not the Administrative Agent has, for the benefit of the Syndication Parties, been granted a lien thereon, the WLR Chicken Assets), and good will, MINUS (iii) amounts owing under the Harris Loan and under the Hancock Loan;

          1.14 Clauses (g), (h), and (i) of Section 11.3 are amended in their entirety to read as follows:

          (g) Liens, other than on the Collateral (including, after the Merger Consummation Date, whether or not the Administrative Agent has, for the benefit of the Syndication Parties, been granted a lien thereon, the Acquisition Stock, the Wampler Securities Collateral, and the WLR Chicken Assets), securing its reimbursement obligations under any letter of credit issued in connection with the acquisition of an asset; provided that (i) the lien attaches only to such asset, and
     (ii) the lien is released upon satisfaction of such reimbursement obligation;

          (h) Liens on the Collateral (including, after the Merger Consummation Date, whether or not the Administrative Agent has, for the benefit of the Syndication Parties, been granted a lien thereon, the Acquisition Stock, the Wampler Securities Collateral, and the WLR Chicken Assets) in connection with the Bank Debt or any permitted Pari Passu Loan;

          (i) Liens on assets of Borrower or its Subsidiaries, other than on the Collateral (including, after the Merger Consummation Date, whether or not the Administrative Agent has, for the benefit of the Syndication Parties, been granted a lien thereon, the Acquisition Stock, the Wampler Securities Collateral, and the WLR Chicken Assets), to secure indebtedness permitted under Sections 11.1(f) and 11.1(i); and

          1.15 Section 11.4 is amended in its entirety to read as follows:

          11.4 SALE OF ASSETS: Borrower shall not (nor shall it permit any of its Subsidiaries to) sell, convey, assign, lease or otherwise transfer or dispose of, voluntarily, by operation of law or otherwise, any of the Collateral (including, after the Merger Consummation Date, whether or not the Administrative Agent has, for the benefit of the Syndication Parties, been granted a lien thereon, the Acquisition Stock, the Wampler Securities Collateral, and the WLR Chicken
     Assets) except the sale of assets disposed of in the ordinary course of business, and which are either replaced or are no longer necessary or useful for the business conducted at the facilities which are included within the Collateral (including, whether or not the Administrative Agent has, for the benefit of the Syndication Parties, been granted a lien thereon, the Acquisition Stock, the Wampler Securities Collateral, and the WLR Chicken Assets).

     2. CONDITIONS TO EFFECTIVENESS OF THIS SECOND AMENDMENT. The effectiveness of this Second Amendment is subject to satisfaction, in the Administrative Agent's sole discretion, of each of the following conditions precedent:

          2.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Borrower shall be true and correct in all material respects on and as of the Effective Date as though made on and as of such date.

          2.2 NO EVENT OF DEFAULT. No Event of Default shall have occurred and be continuing under the Credit Agreement as of the Execution Date.

          2.3 EXECUTION AND DELIVERY. Receipt by the Administrative Agent of a copy of this Second Amendment, duly executed by all requisite parties.

          2.4 SCHEDULE OF APPRAISED VALUES. Receipt by the Administrative Agent of a report, certified to by Borrower's Chief Financial Officer, showing, for each of the facilities included within the Borrower Collateral and the Wampler Collateral and upon which the Available Amount is based:
(a) the address, physical description, and function; (b) the Appraised Value (separated as to (i) machinery and equipment, (ii) building improvements, and (iii) land); and (c) the date of the Appraisal from which the Appraised Value has been determined.

          2.5 AMENDMENT FEE. Borrower's payment to the Administrative Agent, by wire transfer, of a fee in the amount of $100,000.00 ("AMENDMENT FEE") to be distributed to the Syndication Parties in the manner determined by the Administrative Agent and disclosed to the Syndication Parties.

     3.   GENERAL PROVISIONS.

          3.1 NO OTHER MODIFICATIONS. The Credit Agreement shall remain in full force and effect except as specifically amended by this Second Amendment

          3.2DEFINITIONS. Capitalized terms shall have the meanings set forth herein, if defined herein. Capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Credit Agreement if defined therein.

          3.3PRIOR ACTIONS. Nothing in this Second Amendment shall affect any previous actions, waivers, or lien releases.

          3.4 SEVERABILITY. Should any provision of this Second Amendment be deemed unlawful or unenforceable, said provision shall be deemed several and apart from all other provisions of this Second Amendment and all remaining provisions of this Second Amendment shall be fully enforceable.

          3.5 GOVERNING LAW. This Second Amendment shall be governed by, interpreted and enforced in accordance with the laws of the State of Colorado.

          3.6 HEADINGS. The captions or headings in this Second Amendment are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Second Amendment.

          3.7 COUNTERPARTS. This Second Amendment may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Telefax copies of documents or signature pages bearing original signatures, and executed documents or signature pages delivered by telefax, shall, in each such instance, be deemed to be, and shall constitute and be treated as, an original signed document or counterpart, as applicable.

     This Second Amendment is executed as of the Execution Date.

                              BORROWER:

                              PILGRIM'S PRIDE CORPORATION


                              By: /S/ RICHARD A. COGDILL
                              Name: Richard A. Cogdill
                              Title: Executive Vice President,
                                  Chief Financial Officer,
                                  Secretary & Treasurer

                              ADMINISTRATIVE AGENT:

                              COBANK, ACB


                              By: /S/ BRIAN J. KLATT
                              Name: Brian J. Klatt
                              Title: Vice President

                              CO-ARRANGER:

                              FARM CREDIT SERVICES OF AMERICA, FLCA


                              By: /S/ NATHAN F. BURNHAM
                              Name: Nathan F. Burnham
                              Title:  Vice President


                 [SIGNATURES CONTINUE ON FOLLOWING PAGES]

                              SYNDICATION PARTIES:

                              COBANK, ACB


                              By: /S/ KEN WARLICK
                              Name: Ken Warlick
                              Title:


                              FARM CREDIT SERVICES OF AMERICA, FLCA


                              By: /S/ NATHAN F. BURNHAM
                              Name: Nathan F. Burnham
                              Title:  Vice President


                              CREDIT AGRICOLE INDOSUEZ


                              By:
                              Name:
                              Title:


                              HARRIS TRUST AND SAVINGS BANK


                              By:
                              Name:
                              Title:


                              SUNTRUST BANK


                              By:
                              Name:
                              Title:

                              DEERE CREDIT, INC.


                              By:
                              Name:
                              Title:


                              U.S. BANK, National Association (INDIVIDUALLY AND AS SUCCESSOR BY MERGER TO FIRSTAR BANK, N.A.)


                              By:
                              Name:
                              Title:


                              BANK OF TEXAS


                              By:
                              Name:
                              Title:


                              GREENSTONE FARM CREDIT SERVICES, FLCA


                              By: /S/ ALFRED S. COMPTON, JR.
                              Name: Alfred S. Compton, Jr.
                              Title: Vice President/Senior Loan Officer